Exhibit 99.1

Itron Announces First Quarter 2014 Financial Results

LIBERTY LAKE, Wash.--(BUSINESS WIRE)--April 24, 2014--Itron, Inc. (NASDAQ:ITRI) announced today financial results for its first quarter ended March 31, 2014. Highlights include:

• Quarterly revenues of $475 million;

• Quarterly GAAP net loss of 1 cent per share;

• Quarterly non-GAAP diluted earnings per share of 31 cents;

• Quarterly adjusted EBITDA of $34 million;

• Twelve-month backlog of $614 million and total backlog of $1.3 billion; and

• Quarterly bookings of $745 million, including a $279 million booking for a significant contract in our electricity segment.

“Growth in revenues, bookings and backlog drove strong operating performance in the quarter compared with last year,” said Philip Mezey, Itron’s president and chief executive officer. “Our gas and water businesses continued to grow in revenues and in profitability. Electricity revenues and backlog grew year-over-year as customers pursue increased value from grid modernization programs. We continue to invest in the long-term growth potential across all three businesses, and we are making progress on our top priority of improving the performance of the electricity segment as a key step to enhancing the overall company profitability.”

Financial Results

Revenues for the quarter were $475 million compared with $448 million in the same period in 2013. Excluding an unfavorable impact of $4 million from changes in foreign currency exchange rates, revenues for the quarter increased $32 million, or 7 percent, compared with the prior year period. This increase was driven by product mix and higher volumes. On a constant currency basis, revenues in the Electricity segment grew 5 percent, Gas revenues grew nearly 7 percent and Water revenues grew 10 percent.

Gross margin for the quarter was 32.5 percent compared with the prior year period margin of 31.3 percent due to the favorable impact of product mix and increased volumes particularly in the Gas and Water segments, offsetting a decline in the Electricity segment gross margin.

GAAP operating expenses were $150 million in the quarter compared with $138 million in the same period last year. The increase was driven by higher restructuring expenses, and general and administrative costs related to professional fees, legal and other reserves. In addition, an adjustment of $977,000 was made during the quarter to finalize the goodwill impairment recorded in the fourth quarter of last year.

GAAP operating income for the quarter was $4.5 million compared with $2.3 million in the respective 2013 period. The increase was driven by higher revenues and gross profit partially offset by increased operating expenses. GAAP net loss for the quarter was $254,000, or 1 cent per share, compared with net income of $2.6 million, or 6 cents per diluted share, during the same period in 2013. The GAAP net loss for the quarter was driven by higher net interest, a loss related to the significant devaluation of currencies in certain markets and an increased tax rate.

Non-GAAP operating expenses for the quarter, which excludes amortization of intangibles, restructuring charges, acquisition related expenses and goodwill impairment, were $132 million compared with $125 million in the prior year quarter. The increase was driven by higher general and administrative costs associated with professional fees, and legal and other reserves.

Non-GAAP operating income was $23 million compared with $15 million in the same period in 2013. The increase was attributable to higher revenues and gross profit. Non-GAAP net income and diluted earnings per share for the quarter were $12 million, or 31 cents per share, which is consistent with results for the same period in 2013. The non-GAAP net income was impacted by higher net interest, a loss related to the significant devaluation of currencies in certain markets and an increased tax rate.

Free cash flow for the quarter was $58 million compared with negative $14 million in the first quarter of 2013. The increase over the prior year was due to improved operating income and decreased working capital primarily related to accounts payable and the timing of payments, as well as lower capital expenditures.

The company repurchased 75,203 shares of common stock during the quarter at an average price of $39.20 per share pursuant to Board authorization to repurchase up to $50 million of Itron common stock through March 7, 2014. On a cumulative basis, the company repurchased approximately 720,000 shares under this program for a total of $30 million. Itron’s board of directors authorized a new share repurchase program of up to $50 million of the company’s common stock over a 12-month period commencing March 8, 2014. No repurchases were made under this new program during the quarter.

Earnings Conference Call

Itron will host a conference call to discuss the financial results contained in this release at 5:00 p.m. Eastern Daylight Time (EDT) on April 24, 2014. The call will be webcast in a listen-only mode. Webcast information and conference call materials will be made available 10 minutes before the start of the call and are accessible on Itron’s website at http://investors.itron.com/events.cfm. The webcast replay will be available within 90 minutes of the conclusion of the live call and will be available for two weeks. A telephone replay of the conference call will be available at 10:00 p.m. EDT on April 24, 2014 through 10:00 p.m. EDT on April 29, 2014. To access the telephone replay, dial (888) 203-1112 (Domestic) or (719) 457-0820 (International) and enter passcode 5900636.

About Itron

Itron is a world-leading technology and services company dedicated to the resourceful use of energy and water. We provide comprehensive solutions that measure, manage and analyze energy and water. Our broad product portfolio includes electricity, gas, water and thermal energy measurement devices and control technology; communications systems; software; as well as managed and consulting services. With thousands of employees supporting nearly 8,000 customers in more than 100 countries, Itron applies knowledge and technology to better manage energy and water resources. Together, we can create a more resourceful world. Join us: www.itron.com.

Forward Looking Statements

This release contains forward-looking statements concerning our expectations about operations, financial performance, sales, earnings and cash flows. These statements reflect our current plans and expectations and are based on information currently available. The statements rely on a number of assumptions and estimates, which could be inaccurate, and which are subject to risks and uncertainties that could cause our actual results to vary materially from those anticipated. Risks and uncertainties include the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks and other factors that are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2013 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update publicly or revise any forward-looking statements, including our business outlook.

Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA and free cash flow. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. Specifically, these non-GAAP financial measures are provided to enhance investors’ overall understanding of our current financial performance and our future anticipated performance by excluding infrequent or non-cash costs, particularly those associated with acquisitions. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. Our non-GAAP financial measures may be different from those reported by other companies. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-GAAP and the nearest GAAP financial measures are included in this press release.

Statements of operations, segment information, balance sheets, cash flow statements and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures follow.

ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2014	2013
Revenues	$474,795	$447,536
Cost of revenues	320,260	307,413
Gross profit	154,535	140,123

Operating expenses
Sales and marketing	47,609	48,216
Product development	44,409	44,208
General and administrative	40,407	33,595
Amortization of intangible assets	11,070	10,744
Restructuring expense	5,524	1,013
Goodwill impairment	977	-
Total operating expenses	149,996	137,776

Operating income	4,539	2,347
Other income (expense)
Interest income	97	1,061
Interest expense	(2,909)	(2,338)
Other income (expense), net	(2,498)	(817)
Total other income (expense)	(5,310)	(2,094)

Income (loss) before income taxes	(771)	253
Income tax benefit	653	3,243
Net income (loss)	(118)	3,496
Net income attributable to non-controlling interests	136	926
Net income (loss) attributable to Itron, Inc.	$(254)	$2,570

Earnings (loss) per common share - Basic	$(0.01)	$0.07
Earnings (loss) per common share - Diluted	$(0.01)	$0.06

Weighted average common shares outstanding - Basic	39,235	39,420
Weighted average common shares outstanding - Diluted	39,235	39,770

ITRON, INC.
SEGMENT INFORMATION

(Unaudited, in thousands)
	Three Months Ended March 31,
	2014	2013
Revenues
Electricity	$180,218	$175,763
Gas	146,109	136,915
Water	148,468	134,858
Total Company	$474,795	$447,536

Gross profit
Electricity	$42,740	$44,912
Gas	58,406	50,642
Water	53,389	44,569
Total Company	$154,535	$140,123

Operating income (loss)
Electricity	$(22,969)	$(19,050)
Gas	25,724	19,530
Water	20,643	12,575
Corporate unallocated	(18,859)	(10,708)
Total Company	$4,539	$2,347

METER AND MODULE SUMMARY

(Units in thousands)
	Three Months Ended March 31,
	2014	2013
Meters
Standard	4,850	4,440
Advanced and Smart	1,520	1,630
Total meters	6,370	6,070

Stand-alone communication modules
Advanced and Smart	1,350	1,340

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)
	March 31, 2014	December 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$146,327	$124,805
Accounts receivable, net	341,547	356,709
Inventories	192,573	177,467
Deferred tax assets current, net	36,995	37,110
Other current assets	104,967	103,275
Total current assets	822,409	799,366

Property, plant, and equipment, net	237,326	246,820
Deferred tax assets noncurrent, net	61,873	58,880
Other long-term assets	32,102	33,027
Intangible assets, net	184,052	195,840
Goodwill	546,437	548,578
Total assets	$1,884,199	$1,882,511

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$210,675	$199,769
Other current liabilities	75,969	70,768
Wages and benefits payable	89,129	89,314
Taxes payable	14,819	10,700
Current portion of debt	28,125	26,250
Current portion of warranty	21,989	21,048
Unearned revenue	53,457	37,163
Total current liabilities	494,163	455,012

Long-term debt	320,000	352,500
Long-term warranty	24,035	24,098
Pension plan benefit liability	89,498	88,687
Deferred tax liabilities noncurrent, net	6,123	7,326
Other long-term obligations	79,580	81,917
Total liabilities	1,013,399	1,009,540

Commitments and contingencies

Equity
Preferred stock	-	-
Common stock	1,291,690	1,290,629
Accumulated other comprehensive loss, net	(24,836)	(21,722)
Accumulated deficit	(413,925)	(413,671)
Total Itron, Inc. shareholders' equity	852,929	855,236
Non-controlling interests	17,871	17,735
Total equity	870,800	872,971
Total liabilities and equity	$1,884,199	$1,882,511

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)
	Three Months Ended March 31,
	2014	2013
Operating activities
Net income (loss)	$(118)	$3,496
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	25,592	24,757
Stock-based compensation	4,584	5,096
Amortization of prepaid debt fees	404	414
Deferred taxes, net	(3,915)	(9,227)
Goodwill impairment	977	-
Restructuring expense, non-cash	-	26
Other adjustments, net	32	196
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	15,392	8,362
Inventories	(15,827)	(15,944)
Other current assets	(1,547)	(6,867)
Other long-term assets	892	3,549
Accounts payables, other current liabilities, and taxes payable	25,303	(14,629)
Wages and benefits payable	272	(6,546)
Unearned revenue	16,441	13,474
Warranty	675	(2,098)
Other operating, net	(2,396)	(3,464)
Net cash provided by operating activities	66,761	595

Investing activities
Acquisitions of property, plant, and equipment	(8,564)	(14,765)
Business acquisitions, net of cash equivalents acquired	-	(860)
Other investing, net	167	56
Net cash used in investing activities	(8,397)	(15,569)

Financing activities
Payments on debt	(30,625)	(18,750)
Issuance of common stock	310	1,073
Repurchase of common stock	(2,948)	(200)
Other financing, net	(2,244)	634
Net cash used in financing activities	(35,507)	(17,243)

Effect of foreign exchange rate changes on cash and cash equivalents	(1,335)	(2,633)
Increase (decrease) in cash and cash equivalents	21,522	(34,850)
Cash and cash equivalents at beginning of period	124,805	136,411
Cash and cash equivalents at end of period	$146,327	$101,561

Itron, Inc.
About Non-GAAP Financial Measures

The accompanying press release contains non-GAAP financial measures. To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures please see the table captioned “Reconciliations of Non-GAAP Financial Measures to Most Directly Comparable GAAP Financial Measures.”

We use these non-GAAP financial measures for financial and operational decision making and as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management’s internal comparisons to our historical performance as well as comparisons to our competitors’ operating results. Our executive compensation plans exclude non-cash charges related to amortization of intangibles and non-recurring discrete cash and non-cash charges that are infrequent in nature such as purchase accounting adjustments, restructuring charges or goodwill impairment charges. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to help them analyze the health of our business.

Non-GAAP operating expense and non-GAAP operating income – We define non-GAAP operating expense as operating expense excluding certain expenses related to the amortization of intangible assets, restructuring, acquisitions and goodwill impairment. We define non-GAAP operating income as operating income excluding the expenses related to the amortization of intangible assets, restructuring, acquisitions and goodwill impairment. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are related to previous acquisitions and restructurings. By excluding these expenses, we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, in certain periods expenses related to amortization of intangible assets may decrease, which would improve GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expense and non-GAAP operating income versus operating expense and operating income calculated in accordance with GAAP. Non-GAAP operating expense and non-GAAP operating income exclude some costs that are recurring. Additionally, the expenses that we exclude in our calculation of non-GAAP operating expense and non-GAAP operating income may differ from the expenses that our peer companies exclude when they report the results of their operations. We compensate for these limitations by providing specific information about the GAAP amounts we have excluded from our non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and GAAP operating income.

Non-GAAP net income and non-GAAP diluted EPS – We define non-GAAP net income as net income excluding the expenses associated with amortization of intangible assets, restructuring, acquisitions, goodwill impairment and amortization of debt placement fees. We define non-GAAP diluted EPS as non-GAAP net income divided by the weighted average shares, on a diluted basis, outstanding during each period. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income and GAAP diluted EPS.

Adjusted EBITDA – We define adjusted EBITDA as net income (a) minus interest income, (b) plus interest expense, depreciation and amortization of intangible asset expenses, restructuring expense, acquisition related expense, goodwill impairment and (c) exclude the tax expense or benefit. We believe that providing this financial measure is important for management and investors to understand our ability to service our debt as it is a measure of the cash generated by our core business. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. Management compensates for this limitation by providing a reconciliation of this measure to GAAP net income.

Free cash flow – We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of non-GAAP operating income apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts and reconciling to free cash flow.

The accompanying tables have more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data)

TOTAL COMPANY RECONCILIATIONS	Three Months Ended March 31,
	2014	2013
NON-GAAP NET INCOME & DILUTED EPS
GAAP net income (loss)	$(254)	$2,570
Amortization of intangible assets	11,070	10,744
Amortization of debt placement fees	379	389
Restructuring expense	5,524	1,013
Acquisition related expenses	489	628
Goodwill impairment	977	-
Income tax effect of non-GAAP adjustments	(5,942)	(2,856)
Non-GAAP net income	$12,243	$12,488

Non-GAAP diluted EPS	$0.31	$0.31

Weighted average common shares outstanding - Diluted	39,512	39,770

ADJUSTED EBITDA
GAAP net income (loss)	$(254)	$2,570
Interest income	(97)	(1,061)
Interest expense	2,909	2,338
Income tax benefit	(653)	(3,243)
Depreciation and amortization	25,592	24,757
Restructuring expense	5,524	1,013
Acquisition related expenses	489	628
Goodwill impairment	977	-
Adjusted EBITDA	$34,487	$27,002

FREE CASH FLOW
Net cash provided by operating activities	$66,761	$595
Acquisitions of property, plant, and equipment	(8,564)	(14,765)
Free Cash Flow	$58,197	$(14,170)

NON-GAAP OPERATING INCOME
GAAP operating income	$4,539	$2,347
Amortization of intangible assets	11,070	10,744
Restructuring expense	5,524	1,013
Acquisition related expenses	489	628
Goodwill impairment	977	-
Non-GAAP operating income	$22,599	$14,732

NON-GAAP OPERATING EXPENSE
GAAP operating expense	$149,996	$137,776
Amortization of intangible assets	(11,070)	(10,744)
Restructuring expense	(5,524)	(1,013)
Acquisition related expenses	(489)	(628)
Goodwill impairment	(977)	-
Non-GAAP operating expense	$131,936	$125,391

SEGMENT RECONCILIATIONS	Three Months Ended March 31,
	2014	2013
NON-GAAP OPERATING INCOME - ELECTRICITY
Electricity - GAAP operating income	$(22,969)	$(19,050)
Amortization of intangible assets	6,155	4,690
Restructuring expense	(530)	(249)
Acquisition related expenses	442	624
Goodwill impairment	977	-
Electricity - Non-GAAP operating income	$(15,925)	$(13,985)

NON-GAAP OPERATING INCOME - GAS
Gas - GAAP operating income	$25,724	$19,530
Amortization of intangible assets	2,689	3,148
Restructuring expense	(303)	(901)
Gas - Non-GAAP operating income	$28,110	$21,777

NON-GAAP OPERATING INCOME - WATER
Water - GAAP operating income	$20,643	$12,575
Amortization of intangible assets	2,226	2,906
Restructuring expense	557	609
Water - Non-GAAP operating income	$23,426	$16,090

NON-GAAP OPERATING INCOME - CORPORATE UNALLOCATED
Corporate unallocated - GAAP operating income	$(18,859)	$(10,708)
Restructuring expense	5,800	1,554
Acquisition related expenses	47	4
Corporate unallocated - Non-GAAP operating income	$(13,012)	$(9,150)

CONTACT:
Itron, Inc.
Barbara Doyle
Vice President, Investor Relations
509-891-3443
or
Marni Pilcher
Director, Investor Relations
509-891-3847